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                                                                EXHIBIT 10.42


         PLEDGE AGREEMENT dated as of March 27, 1997 among Michael Viner, Deborah Raffin Viner, and Media Equities International, LLC (each a "Pledgor and collectively, the "Pledgors"), and Dove Entertainment, Inc., as Pledgee (the "Pledgee").

                              W I T N E S S E T H:

         WHEREAS, the Pledgors have heretofore entered into a Stock Purchase Agreement (the "Agreement") among the Pledgors and Pledgee pursuant to which the Pledgors have agreed to purchase shares of Preferred Stock of Pledgee;

         WHEREAS, capitalized terms used herein without definition shall have the respective meanings set forth therefor in the Agreement;

         WHEREAS, the Pledgee desires to secure the payment of the purchase price for the Second Preferred Shares under the Agreement;

         WHEREAS, each of Michael Viner and Deborah Raffin (collectively as a single Pledgor), and Media Equities International, LLC as a separate Pledgor, is responsible to provide certain cash consideration to acquire the Second Preferred Shares at the Second Closing Date (for purposes hereof, their several "Obligations");

         NOW, THEREFORE, it is agreed:

         1. Each Pledgor agrees to deposit and pledge with the Pledgee a certificate evidencing the number of shares of the Preferred Stock, par value $.01 per share, of Dove Entertainment, Inc. set forth opposite such Pledgor's name on Schedule I hereto (the "Pledged Securities") as collateral security for the payment to the Pledgee by Pledgor of their several Obligations in accordance with the terms of the Agreement.

         2. Each Pledgor hereby delivers the Pledged Securities accompanied by instruments of assignment duly executed in blank by such Pledgor in proper form for transfer, and the Pledgee acknowledges the receipt thereof.

         3. Unless an Event of Default (as hereinafter defined) shall have occurred and be continuing, the Pledgors shall be entitled to exercise all rights of ownership with respect to the Pledged Securities; provided, however, that the Pledgors shall not be entitled in any way to sell, assign, transfer, convey, hypothecate or otherwise dispose of, grant any option with respect to, or mortgage, pledge or encumber the Pledged Securities without Pledgee's prior consent.

         4. Unless an Event of Default shall have occurred and be continuing, all dividends payable with respect to the Pledged Securities shall be paid to the respective Pledgor; provided, however, stock dividends, securities issued as a result of any split, reclassification or exchange of any Pledged Securities and any dividends on dissolution or liquidation or as a distribution in connection with the reclassification or reduction of capital, in each case which shall be made in respect of the Pledged Securities
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(collectively, "Distributions"), shall be paid to the Pledgee to be held as additional security hereunder. In case an Event of Default shall have occurred and be continuing all such dividends and Distributions shall be paid to the Pledgee to be held as additional security hereunder.

         5. "Event of Default" with respect to any Pledgor as used herein shall mean a default by such Pledgor in payment of the purchase price for the Second Preferred Shares which continues for 30 days after the date when the same shall become due and payable under the Agreement.

         6. In the event any Pledgor defaults in the payment of the Purchase Price for the Second Preferred Shares when the same shall become due and payable under the Agreement, Pledgee will use its reasonable best efforts to sell equity securities of the Company in mitigation of the Obligations, and Pledgor shall be responsible only for the shortfall on a common share equivalent basis (e.g. if the Company sells an equivalent amount of shares at $1.50 per share, the damages for such shares would be limited to $0.50 per
share).   Pledgee shall have no liability to either Pledgor with respect to the terms of the sale of securities in mitigation of the Obligations provided Pledgee acts in good faith and such transactions are approved by the Board of Directors of Pledgee.

         7. If an Event of Default with respect to any Pledgor shall have occurred and be continuing, the Pledgee may sell the Pledged Securities or the common stock equivalent (in which event for purposes of the Agreement the Pledged Securities shall be deemed converted and the shares of common stock issuable upon conversion sold) of such Pledgor, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Pledgee shall deem appropriate subject to the terms hereof or as otherwise provided in the California Uniform Commercial Code. The Pledgee shall be authorized at any such sale (if it deems it advisable to do so) to restrict to the full extent permitted by law the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Securities for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Pledgee shall have the right to assign, transfer, and deliver to the purchaser or purchasers thereof the Pledged Securities so sold. Proceeds shall be applied first to costs, second to reasonable attorneys' fees and disbursements payable by the Company and then to satisfy the balance of Pledgor's Obligations not mitigated under Section 5 hereof.

         8. Upon payment in full of the purchase price for the Second Preferred Shares with respect to any Pledgor, this Agreement shall terminate with respect to such Pledgor and the related Pledged Securities and any additional collateral shall be delivered to such Pledgor. In case an Event of Default shall have occurred and be continuing, Pledgee may exercise all remedies at law to enforce the Agreement and to realize upon the collateral securities provided hereunder.





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         9.      The Pledgee undertakes, except while an Event of Default shall have occurred and shall be continuing, to exercise such duties and only such duties as are specifically set forth in this Agreement, and, while an Event of Default shall have occurred and shall be continuing, to exercise such of the rights, powers and remedies as are vested in it by this Agreement and by law. The Pledgee shall be under no liability with respect to any action taken in accordance with this Agreement, except for its own gross negligence or wilful misconduct. The Pledgee shall not be obligated to take any action which in its reasonable judgment would involve it in expense or liability unless it has been furnished with reasonable indemnity.

         10. All notices and other communications hereunder shall be delivered in accordance with the notice provisions of the Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Pledge Agreement as of the date and the year first above written.

                                        Media Equities International, LLC
                                        as Pledgor

                                        By /s/ RON LIGHTSTONE
                                          ----------------------------------
                                            Its:

                                        Michael Viner and Deborah Raffin Viner
                                        as Pledgors


                                        /s/ MICHAEL VINER
                                        -------------------------------------

                                        /s/ DEBORAH RAFFIN
                                        -------------------------------------


                                        Dove Entertainment, Inc.,
                                        as Pledgee

                                        By /s/ STEVEN SOLOWAY
                                          -----------------------------------
                                               Its:






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                                   Schedule I




                                                       Pledged Shares
                                                       ------- ------

                             PLEDGOR                     OBLIGATIONS                  PLEDGED SHARES
                             -------                     -----------                  ------- ------

                    Michael Viner and Deborah             $825,000                500 shares of Series C
                              Raffin                                                 Preferred Stock


                               MEI                       $1,000,000               500 shares of Series B
                                                                                     Preferred Stock





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